CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-43612,33-71230, and 333-28659.

                                             /s/ Arthur Andersen LLP

Phoenix, Arizona
 March 29, 1999.